UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2018 (February 13, 2018)

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) appointed Edgar (Ed) M. Purvis, Jr. to the Board, increasing the size of the Board to ten directors, of whom nine are considered independent directors. Mr. Purvis’ initial term as a director will expire at the Company’s 2018 Annual Meeting of Stockholders. Mr. Purvis will serve on the Management Development & Compensation Committee and Nominating & Corporate Governance Committee of the Board.

Mr. Purvis is the retired Executive Vice President and Chief Operating Officer of Emerson Electric Co. Mr. Purvis served as Executive Vice President and Chief Operating Officer at Emerson from January 2015 until his retirement in December 2017.  From 2008 until January 2015, Mr. Purvis served as Executive Vice President responsible for Climate Technologies at Emerson. Prior to that, he held various leadership roles within the Climate business group.  He began his career in 1983 as a product planner with Copeland Corporation. Copeland was acquired by Emerson in 1986.

Mr. Purvis is a former member of the executive board of the Air-Conditioning, Heating and Refrigeration Institute, holds a bachelor’s degree in mechanical engineering from the University of Tennessee, a master’s degree in mechanical engineering from the University of Michigan - Deerborn, and a master’s degree in business administration from Capital University in Columbus Ohio.

As a non-employee director, Mr. Purvis will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 13, 2017.

A copy of the press release, dated February 15, 2018, announcing Mr. Purvis’ election is attached hereto as Exhibit 99.1.

In addition, on February 13, 2018, Samuel C. Fenice, the Company’s Vice President and Corporate Controller, assumed the responsibilities of being the Company’s Principal Accounting Officer. Mr. Fenice, age 43, has served as the Company’s Vice President and Corporate Controller since July 2016. He joined the Company’s Internal Audit team in 2002 and has since held progressively responsible roles in Finance, including two terms as Interim Corporate Controller. Mr. Fenice is a graduate of Penn State University and is a certified public accountant. The Company did not alter any employment arrangements with Mr. Fenice in connection his assumption of these responsibilities.

Item 9.01    Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description
99.1	Press release dated February 15, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: February 16, 2018	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary